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                                                                      EXHIBIT 5

                         SEARCH FINANCIAL SERVICES INC.
                        600 N. Pearl Street, Suite 2500
                                Dallas, TX 75201
214-965-6000                                                   Fax 214-965-6130




                                August 22, 1997


Search Financial Services Inc.
600 N. Pearl Street, Suite 2500
Dallas, TX  75201

     Re: Form S-8 Registration Statement of Search Financial Services Inc.; Registration of 1,250,000 Shares of Common Stock, $.01 par value, under the Search Financial Services Inc. 1997 Stock Option Plan

Ladies and Gentlemen:

         I am the Executive Vice President and General Counsel of Search Financial Services Inc., a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the execution and filing of the Company's Registration Statement on Form S-8, filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), providing for the registration of 1,250,000 shares of Common Stock, $.01 par value per share, of the Company (the "Shares"), issuable by the Company in connection with the Company's 1997 Stock Option Plan (the "Plan"). I am rendering this opinion to you pursuant to Item 601(b) (5) of Regulation S-K promulgated by the Securities and Exchange Commission.

         As counsel for the Company, I am generally familiar with the corporate affairs of the Company and its subsidiaries and the terms of the Plan. In furnishing this opinion, I have examined such corporate and other records as I have deemed necessary or appropriate to provide a basis for the opinion set forth below.

         Based thereon, I am of the opinion that the Shares that may be issued pursuant to the Plan have been duly authorized and, when issued in accordance with the Plan and the authorized forms of Stock Option Agreements applicable thereto, will be validly issued, fully paid and non-assessable so long as the consideration received by the Company for the Shares is at least equal to their par value.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ ELLIS A. REGENBOGEN

                                            Ellis A. Regenbogen